Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS – ERNST & YOUNG LLP

We consent to the incorporation by reference in Registration Statement No. 333-198830 on Form S-8 of our report dated March 24, 2015, with respect to the consolidated financial statements of Circus and Eldorado Joint Venture, LLC at December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, included in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Las Vegas, Nevada

January 13, 2016